UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2009

FREEDOM FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51286	43-1647559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3058 East Elm Street, Springfield, MO 65802
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (417) 866-6600
____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On March 19, 2009, the board of directors (the “Board”) of  Freedom Financial Group, Inc. (the “Company”) voted to increase the size of the Board from five directors to six directors, with the additional director designated as a Class II director.  At the same time, the Board elected David A. Ledesma, CPA, Vice President of Finance for FASCO, to fill the new directorship, effective immediately, in accordance with the Company’s bylaws, to serve until expiration of the current term for Class II directors and until the election and qualification of his successor at the Company’s next annual stockholder meeting to be held May 18, 2009.  The Board will determine which committees Mr. Ledesma will serve on at its next regularly scheduled meeting.  Mr. Ledesma will receive compensation in line with the Company’s current director compensation arrangement, which entitles him to a fee of $1,000 per quarterly Board meeting attended, a $500 monthly retainer and reimbursement of reasonable fees and expenses incurred in connection with his directorship.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEDOM FINANCIAL GROUP, INC.
Date: March 20, 2009	By: /s/ Jerald L. Fenstermaker President and Chief Executive Officer